Two Harbors Investment Corp. Reports First Quarter 2013 Financial Results
Delivered Comprehensive Income of $248.0 Million
NEW YORK, May 7, 2013 - Two Harbors Investment Corp. (NYSE: TWO; NYSE MKT: TWO.WS), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans and other financial assets, today announced its financial results for the quarter ended March 31, 2013.
Highlights

•	Delivered Comprehensive Income of $248.0 million, or $0.81 per diluted weighted average common share.

•
Book value was $11.19 per diluted common share, representing an 8.5%[1] return on book value, after accounting for a cash dividend of $0.32 per common share and a special dividend of shares of Silver Bay Realty Trust Corp. ("Silver Bay") common stock amounting to $1.01[2] per share.

•	Reported Core Earnings of $89.7 million, or $0.29 per diluted weighted average common share.

•	Completed an accretive public offering in March, which resulted in the issuance of 57.5 million shares of common stock for net proceeds of approximately $762.9 million.

•	Generated an aggregate yield of 4.0% in the RMBS portfolio, consistent with the company's expectations. Yields were driven by non-Agency portfolio performance of 9.2%.

•
Reported progress regarding a number of previously-identified new business initiatives, including the acquisition of a company that has seller-servicer approvals from the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae) to hold and manage mortgage servicing rights (MSRs).

“We had another terrific quarter. Comprehensive income was strong, and our book value increased considerably during the first quarter after accounting for our special dividend,” said Thomas Siering, Two Harbors' President and Chief Executive Officer. “We were pleased to affect the distribution of Silver Bay common stock, fulfilling our stated intention for this investment.”

(1) Decrease in book value per diluted share from December 31, 2012 to March 31, 2013 of $0.35 plus dividends declared of $1.33 divided by December 31, 2012 diluted book value of $11.54.

(2) The per share calculation utilized the closing price of Silver Bay common stock on March 28, 2013, which was $20.70, multiplied by 17,824,647 shares of Silver Bay common stock, divided by Two Harbors' shares outstanding of 365,065,756 on the record date, April 2, 2013.  The dividend per share received by a stockholder for tax purposes was approximately $0.95 per share, which utilized the closing share price of Silver Bay common stock on the payable date, April 24, 2013, adjusted for the shares sold in open market and converted to cash proceeds which were distributed in lieu of fractional shares.

Operating Performance

The following table summarizes the company's GAAP and non-GAAP earnings measurements and key metrics for the first quarter 2013:

Two Harbors Operating Performance
(dollars in thousands, except per share data)	Q1-2013
Earnings	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings[1]	$89,657	$0.29	9.7%
GAAP Net Income	$143,716	$0.47	15.6%
Comprehensive Income	$247,968	$0.81	26.9%

Operating Metrics	Q1-2013
Dividend per common share	$0.32
Special dividend declaration - Silver Bay common stock[2]	$1.01
Book value per diluted share at period end	$11.19
Other operating expenses as a percentage of average equity	0.7%

(1) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions, certain gains or losses on derivative instruments, certain non-recurring gains and losses related to discontinued operations, and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities ("Agency Derivatives") and premium income or loss on credit default swaps.

(2) The per share calculation utilized the closing price of Silver Bay common stock on March 28, 2013, which was $20.70, multiplied by 17,824,647 shares of Silver Bay common stock, divided by Two Harbors' shares outstanding of 365,065,756 on the record date, April 2, 2013.  The dividend per share received by a stockholder for tax purposes was approximately $0.95 per share, which utilized the closing share price of Silver Bay common stock on the payable date, April 24, 2013, adjusted for the shares sold in open market and converted to cash proceeds which were distributed in lieu of partial shares.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended March 31, 2013, of $89.7 million, or $0.29 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended December 31, 2012, of $84.0 million, or $0.28 per diluted weighted average common share outstanding.

During the quarter, the company recognized:

•	a net realized gain of $18.9 million, net of tax, due to the sale of RMBS for $796.6 million with an amortized cost of $777.7 million;

•
a change in unrealized fair value gains on equity securities of $7.8 million, net of tax, and recognized a change in unrealized fair value gains on mortgage loans held-for-sale of $9.3 million, net of tax;

•	other-than-temporary credit impairment losses on its RMBS of $0.2 million, net of tax;

•	a net loss of $58.6 million, net of tax, related to swap and swaption terminations and expirations;

•	an unrealized gain, net of tax, of $84.0 million associated with its interest rate swaps and swaptions economically hedging its repurchase agreements and available-for-sale securities;

•	an unrealized gain, net of tax, of $1.0 million associated with its interest rate swaps economically hedging its trading securities;

•	net losses on other derivative instruments of approximately $14.0 million, net of tax;

•	a net unrealized gain of $6.3 million on mortgage loans held-for-investment and collateralized borrowings in securitization trust, net of tax;

•	securitization deal costs of $2.0 million, net of tax; and

•	income from discontinued operations of $1.3 million, net of tax.

The company reported GAAP Net Income of $143.7 million, or $0.47 per diluted weighted average common share outstanding, for the quarter ended March 31, 2013, as compared to $189.3 million, or $0.64 per diluted weighted average common share outstanding, for the quarter ended December 31, 2012. On a GAAP basis, the company earned an annualized return on average equity of 15.6% and 22.1% for the quarters ended March 31, 2013 and December 31, 2012, respectively.

The company reported Comprehensive Income of $248.0 million, or $0.81 per diluted weighted average common share outstanding, for the quarter ended March 31, 2013, as compared to $185.4 million, or $0.63 per diluted weighted average common share outstanding, for the quarter ended December 31, 2012. The company records unrealized fair value gains and losses for RMBS securities, classified as available-for-sale, as Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 26.9% and 21.6% for the quarters ended March 31, 2013 and December 31, 2012, respectively.

Other Key Metrics
During the quarter, Two Harbors declared a quarterly cash dividend of $0.32 per common share, and also declared a special dividend of shares of Silver Bay common stock, which amounted to $1.013 per common share. As previously announced on March 18, 2013, the company's board of directors declared a special dividend pursuant to which the company distributed, on a pro rata basis, 17,824,647 shares of Silver Bay common stock to Two Harbors stockholders of record at the close of business as of April 2, 2013. This distribution was payable on or about April 24, 2013.

The company's book value per diluted share, after taking into account the first quarter 2013 dividend of $1.334, was $11.19 as of March 31, 2013, compared to $11.54 as of December 31, 2012.

Other operating expenses for the first quarter 2013 were approximately $6.6 million, or 0.7% of average equity, compared to approximately $6.3 million, or 0.7% of average equity, for the fourth quarter 2012.

Portfolio Summary
For the quarter ended March 31, 2013, the annualized yield on average RMBS securities and Agency Derivatives was 4.0% and the annualized cost of funds on the average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.1%. This resulted in a net interest rate spread of 2.9%, which is equivalent to the prior quarter.

The company reported debt-to-equity, defined as total borrowings to fund RMBS securities, mortgage loans held-for-sale and Agency Derivatives divided by total equity, of 3.1:1.0 and 3.4:1.0 at March 31, 2013 and December 31, 2012, respectively.

The company's portfolio is principally comprised of RMBS available-for-sale securities and Agency Derivatives. As of March 31, 2013, the total value of the portfolio was $15.3 billion, of which approximately $12.3 billion was Agency RMBS and Agency Derivatives and $3.0 billion was non-Agency RMBS. As of March 31, 2013, fixed-rate securities composed 79.7% of the company's portfolio and adjustable-rate securities composed 20.3% of the company's portfolio. In addition, the company held $1.0 billion of U.S. Treasuries classified on its balance sheet as trading securities as of March 31, 2013.

Two Harbors was a party to interest rate swaps and swaptions as of March 31, 2013 with an aggregate notional amount of $22.5 billion, of which $21.5 billion was utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements.

(3) The per share calculation utilized the closing price of Silver Bay common stock on March 28, 2013, which was $20.70, multiplied by 17,824,647 shares of Silver Bay common stock, divided by Two Harbors' shares outstanding of 365,065,756 on the record date, April 2, 2013.  The dividend per share received by a stockholder for tax purposes was approximately $0.95 per share, which utilized the closing share price of Silver Bay common stock on the payable date, April 24, 2013, adjusted for the shares sold in open market and converted to cash proceeds which were distributed in lieu of fractional shares.

(4) Includes cash dividend of $0.32 per share and Silver Bay distribution amounting to $1.01 per share.

The following table summarizes the company's investment portfolio:

Two Harbors Portfolio
(dollars in thousands, except per share data)

RMBS and Agency Derivatives Portfolio Composition	As of March 31, 2013
Agency Bonds
Fixed Rate Bonds	$11,750,898	76.9%
Hybrid ARMs	181,657	1.2%
Total Agency	11,932,555	78.1%
Agency Derivatives	309,740	2.1%
Non-Agency Bonds
Senior Bonds	2,450,813	16.0%
Mezzanine Bonds	576,205	3.8%
Non-Agency Other	3,958	—%
Total Non-Agency	3,030,976	19.8%

Aggregate Portfolio	$15,273,271

Fixed-rate investment securities as a percentage of aggregate portfolio	79.7%
Adjustable-rate investment securities as a percentage of aggregate portfolio	20.3%

Portfolio Metrics	For the Quarter Ended March 31, 2013
Annualized yield on average RMBS and Agency Derivatives during the quarter
Agency	2.9%
Non-Agency	9.2%
Aggregate Portfolio	4.0%
Annualized cost of funds on average repurchase balance during the quarter[1]	1.1%
Annualized interest rate spread for aggregate portfolio during the quarter	2.9%
Weighted average cost basis of principal and interest securities
Agency	$107.83
Non-Agency[2]	$52.25
Weighted average three month CPR for its RMBS and Agency Derivative portfolio
Agency	7.0%
Non-Agency	2.6%
Debt-to-equity ratio at period-end[3]	3.1 to 1.0

(1) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(2) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $48.56 at March 31, 2013.

(3) Defined as total borrowings to fund RMBS, mortgage loans held-for-sale and Agency Derivatives divided by total equity.

“Our non-Agency portfolio performed well in the first quarter, driving our strong overall performance,” said Bill Roth, Two Harbors' Chief Investment Officer. “We believe our existing portfolio combined with new initiatives will enable us to deliver value to stockholders going forward.”

The company experienced a three-month average Constant Prepayment Rate (CPR) of 7.0% for Agency RMBS and Agency Derivatives held as of March 31, 2013, as compared to 6.6% for securities held as of December 31, 2012. The weighted average cost basis of the Agency portfolio was 107.8% of par as of March 31, 2013, and 108.2% as of December 31, 2012. The net premium amortization was $38.1 million and $43.9 million for the quarters ended March 31, 2013 and December 31, 2012, respectively.

The company experienced a three-month average CPR of 2.6% for non-Agency RMBS held as of March 31, 2013, as compared to 3.2% for such securities held as of December 31, 2012. The weighted average cost basis of the non-Agency portfolio was 52.3% of par as of March 31, 2013, and 52.2% of par as of December 31, 2012. The discount accretion was $35.3 million and $37.3 million for the quarters ended March 31, 2013 and December 31, 2012, respectively. The total net discount remaining was $2.3 billion as of both March 31, 2013, and December 31, 2012, with $1.4 billion designated as credit reserve as of March 31, 2013.

New Business Initiatives
Mortgage Loan Conduit and Securitization
During the quarter, the company participated in a securitization through which it acquired subordinated debt and excess servicing rights from a securitization trust issued by a third party. Due to certain control rights the company holds and management's conclusion that the company is the primary beneficiary of the trust, the underlying prime jumbo residential mortgage loans are classified on the company's balance sheet as mortgage loans held-for-investment in securitization trust and the underlying debt is classified as collateralized borrowings in securitization trust. As of March 31, 2013, the company had mortgage loans held-for-investment with a carrying value of $434.1 million and the company's collateralized borrowings had a carrying value of $397.2 million.

As of March 31, 2013, the company held prime jumbo residential mortgage loans held-for-sale with a carrying value of $69.2 million and had outstanding purchase commitments to acquire an additional $8.7 million. The company's intention in the future is to securitize these loans and/or exit through a whole loan sale.

Mortgage Servicing Rights (MSRs)
In mid-March, the company announced that one of its wholly-owned subsidiaries had been approved by Freddie Mac as a servicer in its home mortgage (1-4 unit) program. This approval allows the company to invest in MSRs on mortgage loans guaranteed by Freddie Mac.

In early May, the company announced that another of its wholly-owned subsidiaries had acquired a company that has seller-servicer approvals from Fannie Mae, Freddie Mac and Ginnie Mae to hold and manage MSRs. The company believes this acquisition will greatly aid in the company's efforts to advance its investments in MSRs.

New Investment Initiatives
Credit Sensitive Loans (CSLs)
In early 2013, the company began acquiring credit sensitive loans (CSLs), which are loans that are currently performing, but where the borrower has previously experienced payment delinquencies and is more likely to be underwater (i.e., the amount owed on a mortgage loan exceeds the current market value of the home). As a result, the probability of default on CSLs is higher than on newly originated mortgage loans. As of March 31, 2013, the company had acquired CSLs with a carrying value of $123.2 million. The company's intention in the future is to either securitize these loans or hold them in an alternative financing structure.

Warrants
During the first quarter 2013, warrant holders exercised warrants to purchase approximately 5.8 million shares of the company's common stock. This resulted in proceeds to the company totaling approximately $63.8 million.

On April 2, 2013, the company announced certain adjustments to the terms of its outstanding warrants as a result of the special dividend of shares of Silver Bay common stock to Two Harbors stockholders. Under the terms of the Warrant Agreement governing the warrants to purchase shares of the company’s common stock, the declaration of the Silver Bay common stock dividend by the company triggered an adjustment to (1) the exercise price per warrant share payable upon exercise of the warrants (previously, $11.00 per warrant share), and (2) the number of shares of Two Harbors common stock issuable upon exercise of the warrants and payment of the exercise price therefore (previously, one share of common stock was issued for each warrant share exercised). As a result, the exercise price is now $10.25 per warrant share and, upon exercise, a warrant holder will receive 1.0727 shares of Two Harbor’s common stock for each warrant exercised.

As of March 31, 2013, approximately 7.6 million warrants remained outstanding. The warrants expire on November 7, 2013.

Public Stock Offering
The company completed an accretive public offering in March 2013, which resulted in the issuance of 57.5 million shares of common stock for net proceeds of approximately $763 million.

Conference Call
Two Harbors Investment Corp. will host a conference call on May 8, 2013 at 9:00 am EDT to discuss first quarter 2013 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835, (or (914) 495-8581 for international callers), Conference Code 35291699, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company's website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12 p.m. EDT on May 8, 2013, through 12 a.m. EDT on May 16, 2013. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers) and providing Confirmation Code 35291699. The call will also be archived on the company's website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans and other financial assets. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors' most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures that exclude certain items. Two Harbors' management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company's core business operations, and uses these measures to gain a comparative understanding of the company's operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of Two Harbors' operations; however, as these measures are not in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the SEC's Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305, telephone 612-629-2500.

Contact
July Hugen, Investor Relations, Two Harbors Investment Corp., 612-629-2514, July.Hugen@twoharborsinvestment.com.
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TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$14,963,531	$13,666,954
Trading securities, at fair value	1,002,414	1,002,062
Equity securities, at fair value	368,970	335,638
Mortgage loans held-for-sale, at fair value	192,417	58,607
Mortgage loans held-for-investment in securitization trust, at fair value	434,068	—
Cash and cash equivalents	1,140,706	821,108
Restricted cash	277,428	302,322
Accrued interest receivable	47,089	42,613
Due from counterparties	15,499	39,974
Derivative assets, at fair value	511,749	462,080
Other assets	49,020	82,586
Total Assets	$19,002,891	$16,813,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$13,444,565	$12,624,510
Collateralized borrowings in securitization trust, at fair value	397,229	—
Derivative liabilities, at fair value	45,423	129,294
Accrued interest payable	19,348	19,060
Due to counterparties	535,971	412,861
Accrued expenses	9,485	13,295
Dividends payable	485,791	164,347
Total Liabilities	$14,937,812	$13,363,367

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 362,142,394 and 298,813,258 shares issued and outstanding, respectively	3,621	2,988
Additional paid-in capital	3,774,548	2,948,345
Accumulated other comprehensive income	800,710	696,458
Cumulative earnings	593,074	449,358
Cumulative distributions to stockholders	(1,106,874)	(646,572)
Total Stockholders’ Equity	4,065,079	3,450,577
Total Liabilities and Stockholders’ Equity	$19,002,891	$16,813,944

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Interest income:
Available-for-sale securities	$130,292	$84,214
Trading securities	1,264	1,050
Mortgage loans held-for-sale	1,318	69
Mortgage loans held-for-investment in securitization trust, at fair value	1,654	—
Cash and cash equivalents	307	168
Total Interest Income	134,835	85,501
Interest expense:
Repurchase agreements	23,018	11,467
Collateralized borrowings in securitization trust	818	—
Total Interest Expense	23,836	11,467
Net Interest Income	110,999	74,034
Other-than-temporary impairment losses	(236)	(4,275)
Other income:
Gain on investment securities	26,968	9,931
Gain (loss) on interest rate swap and swaption agreements	18,972	(16,193)
Loss on other derivative instruments	(16,662)	(8,903)
Gain (loss) on mortgage loans held-for-sale	14,323	(32)
Gain on mortgage loans held-for-investment and collateralized borrowings in securitization trust	6,289	—
Total Other Income (Loss)	49,890	(15,197)
Expenses:
Management fees	4,761	6,743
Securitization deal costs	2,028	—
Other operating expenses	6,561	3,550
Total Expenses	13,350	10,293
Income from continuing operations before income taxes	147,303	44,269
Provision for (benefit from) income taxes	4,964	(7,577)
Net income from continuing operations	142,339	51,846
Income (loss) from discontinued operations	1,377	(46)
Net income attributable to common stockholders	$143,716	$51,800

Basic earnings (loss) per weighted average common share
Continuing operations	$0.47	$0.28
Discontinued operations	—	—
Net income	$0.47	$0.28

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended March 31,
	2013	2012
	(unaudited)
Diluted earnings per weighted average common share
Continuing operations	$0.47	$0.28
Discontinued operations	—	—
Net income	$0.47	$0.28
Dividends declared per common share	$0.32	$0.40

Weighted average shares outstanding - Basic	305,284,922	186,855,589
Weighted average shares outstanding - Diluted	306,963,711	186,855,589

Comprehensive income:
Net income	$143,716	$51,800
Other comprehensive income:
Unrealized gain on available-for-sale securities, net	104,252	143,910
Other comprehensive income	104,252	143,910
Comprehensive income	$247,968	$195,710

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)
(dollars in thousands, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31,
	2013	2012

Reconciliation of net income attributable to common stockholders to
Core Earnings:

Net income attributable to common stockholders	$143,716	$51,800

Adjustments for non-core earnings:
Gain on sale of securities and mortgage loans, net of tax	(19,161)	(11,103)
Unrealized (gain) loss on trading securities, equity securities and mortgage loans, net of tax	(17,077)	803
Other-than-temporary impairment loss, net of tax	236	4,275
Realized loss on termination or expiration of swaps and swaptions, net of tax	58,554	9,843
Unrealized gain, net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	(83,957)	(4,294)
Unrealized (gain) loss, net of tax, on interest rate swap economically hedging trading securities	(1,027)	4,974
Loss on other derivative instruments, net of tax	14,011	7,433
Unrealized gain on financing securitizations	(6,289)	—
Securitization deal costs	2,028	—
(Income) loss from discontinued operations	(1,377)	46

Core Earnings	$89,657	$63,777

Weighted average shares outstanding - Basic	305,284,922	186,855,589
Weighted average shares outstanding - Diluted	306,963,711	186,855,589

Core Earnings per weighted average share outstanding - diluted	$0.29	$0.34